Exhibit 3.64

BYLAWS

OF

TXI TRANSPORTATION COMPANY

As amended 10-25-10

1. All meetings of the shareholders and directors shall be held in the City of Dallas, State of Texas, at such other place as the shareholders or directors, as the case may be, shall agree to.

2. The shareholders shall hold an annual meeting on the third Tuesday of October at 2:00 o’clock P.M. of each year, or at such other time and place as shall be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

3. The shareholders may hold a special meeting at any time on the call of the president, the board of directors, or by the holders of not less than one-tenth of all shares entitled to vote at the meeting.

4. Written notice of each meeting of the shareholders, stating the purpose or purposes of such meeting, must be mailed to the last known post office address of each shareholders not less than ten (10) nor more than fifty (50) days before the date of the meeting, or each shareholder must waive notice of the meeting.

5. At each meeting of the shareholders; each shareholder entitled to vote thereat shall he entitled to one vote for each outstanding share held by such shareholder. A shareholder may vote either in person or by proxy. All questions coming before such meetings, except as otherwise provided by statute or by these bylaws, shall be determined by the vote of a majority in interact of the shareholders present or represented. The holders of a majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum for the transaction of business.

6. Any action required by statute to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

7. The corporate powers of this corporation shall be exercised and its business, property and interest shall be conducted and controlled by the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

8. The number of directors of this corporation shall be not less than two (2) nor more than eleven (11). Within the foregoing limitation, the number of directors shall be determined by resolutions of the board of directors or of the shareholders. Any and each director shall be subject to removal at any time by the vote of the holders of the majority of the outstanding shares of this corporation. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or at a special meeting of the shareholders called for that purpose.

9. The board of directors shall hold one regular meeting each year without notice immediately following the annual meeting of shareholders. Special meetings of the board of directors may be called by the president and shall be called on the request of any two directors. Written notice of each special meeting of the board of directors must be mailed to the last known post office address of each director at least three (3) days prior to the meeting, or each director must waive notice of the meeting. Attendance of a director at a directors’ meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

10. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.

11. The board of directors shall have the power to delegate any of its powers in relation to the ordinary business of this corporation to any officer or agent upon such terms as it may think fit.

12. The officers of this corporation shall consist of a president, one or more vice-presidents, a secretary, and a treasurer, and such additional officers as the directors may determine, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person except that the president and secretary shall not be the same person.

13. Subject to special determination of duties by the board of directors, each officer of this corporation shall exercise the powers and perform the duties usually appertaining to his office.

14. Any officer or agent of this corporation elected or appointed by the board of directors may be removed by the board of directors or the holders of the majority of the outstanding shares of this corporation whenever in their judgment the best interests of this corporation will be served thereby. Any vacancy occurring in any office of this corporation by death, resignation, removal, or otherwise, shall be filled by the board of directors.

15. The board of directors shall determine the form of stock certificate to be issued by this corporation and shall cause one or more certificates under the seal of the corporation to be signed by the president or a vice-president and the treasurer or secretary, and to be issued to each shareholder certifying the number of shares owned by such shareholder.

16. The shares of stock of this corporation shall be transferable only upon its books by the holders thereof, in person, or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer.

17. Whenever any notice is required by these bylaws to be given, it shall be in writing and delivered in person or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Any notice required to be given under the provisions of statute or of the articles of incorporation or of these bylaws may be waived by the person entitled thereto.

18. The corporate seal of this corporation shall have inscribed thereon the name of the corporation. It may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

19. The corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that said person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director of officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the laws of the State of Texas in effect from time to time. The corporation shall have the right and power to purchase and maintain insurance in such principal amounts as shall be approved by resolution of the Board of Directors of the corporation from time to time on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the laws of the State of Texas in effect from time to time.

19. These bylaws may be altered, amended or repealed in whole or in part at any regular or special meeting of the board of directors or the shareholders.